UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Sunshine Heart, Inc. (the “Company”) on May 21, 2015, stockholders elected the two Class II director nominees to the Company’s Board of Directors to serve three-year terms, and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

For Proposal 1, the two nominees receiving the highest number of “FOR” votes at the annual meeting were elected as directors.  Proposal 2 required the affirmative vote of the holders of a majority of shares entitled to vote and present at the annual meeting.  The Proposals are described in detail in the Company’s definitive proxy statement filed on April 10, 2015 with the Securities and Exchange Commission.

The results of the voting are shown below.

Proposal 1—Election of Directors

Class II Nominees	Votes For	Votes Withheld	Broker Non-Votes
David A. Rosa	3,122,963	172,763	11,305,763
Jon W. Salveson	3,129,439	166,287	11,305,763

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm for 2015

Votes For	Votes Against	Votes Abstain
14,524,539	15,826	61,124

Item 8.01                                           Other Events.

On May 26, 2015, the Company issued a press release regarding an update on the COUNTER HF study.  The COUNTER HF study is a prospective, randomized, multi-center, controlled study that evaluates the safety and efficacy of the C-Pulse system for the treatment of NYHA Class III and ambulatory Class IV heart failure. Integral to the COUNTER HF study is the assessment of C-Pulse’s unique balloon counterpulsation treatment designed to improve heart function and reduce re-hospitalizations due to worsening heart failure.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release - Sunshine Heart Announces FDA Approval to Resume Enrollment in COUNTER HF™ US Pivotal Study for C-Pulse® Heart Assist System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2015	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release - Sunshine Heart Announces FDA Approval to Resume Enrollment in COUNTER HF™ US Pivotal Study for C-Pulse® Heart Assist System